UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

THE WENDY’S COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Dave Thomas Blvd., Dublin, Ohio                                       43017
(Address of principal executive offices)                                   (Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable
(Former name or former address, if changed since last report.)

WENDY’S RESTAURANTS, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-161613	38-0471180
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Dave Thomas Blvd., Dublin, Ohio                                       43017
(Address of principal executive offices)                                   (Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On May 15, 2012, Wendy’s International, Inc. (“Wendy’s International” or the “Borrower”), an indirect wholly-owned subsidiary of The Wendy’s Company (the “Company”) and a direct wholly-owned subsidiary of Wendy’s Restaurants, LLC (“Wendy’s Restaurants”), entered into a Credit Agreement, among Wendy’s International, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Wells Fargo Bank, National Association, as syndication agent, and Fifth Third Bank, The Huntington National Bank, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch as co-documentation agents, and the lenders and issuers party thereto (the “Credit Agreement”).

The Credit Agreement includes a senior secured term loan facility (the “Term Loan”) of $1,125 million and a senior secured revolving credit facility of $200 million, and contains provisions for an uncommitted increase of up to $275 million principal amount (plus additional amounts so long as a pro forma senior secured leverage ratio condition is met) of the revolving credit facility and/or the Term Loan subject to the satisfaction of certain conditions, including, without limitation, certain consent rights of the administrative agent to any new lenders.  The revolving credit facility includes a sub-facility for the issuance of up to $70 million of letters of credit.  Pursuant to the Credit Agreement, Wendy’s International borrowed $625,694,000 of the Term Loan on May 15, 2012, and the remaining portion of the Term Loan (such portion, the “Delayed Draw Term Loan”) may be borrowed on or before August 1, 2012 (the earlier of such borrowing or August 1, 2012, the “Delayed Draw Termination Date”).  The Term Loan is due not later than May 15, 2019 and amortizes in an amount equal to 1% per annum of the total principal amount outstanding, payable in quarterly installments for the term of the Term Loan, with the balance payable on the maturity date. The revolving credit facility expires not later than May 15, 2017.  The proceeds of the Term Loan were used, on May 15, 2012, by Wendy’s Restaurants to repay all amounts outstanding under the Existing Credit Agreement (as defined below), to purchase $124,225,000 aggregate principal amount of Wendy’s Restaurants’ 10.00% Senior Notes due 2016 (the “Notes”) in the tender offer described below, and to pay fees and expenses.  The proceeds of the revolving credit facility will be used for working capital and other general corporate purposes, and the proceeds of the Delayed Draw Term Loan will be used to redeem any Notes that remain outstanding on the Delayed Draw Termination Date.

The obligations under the Credit Agreement are secured by a perfected first priority security interest in substantially all of the non-real estate assets of Wendy’s International and its domestic subsidiaries, other than Unrestricted Subsidiaries (as defined in the Credit Agreement), including all inventory, accounts receivable, rights under franchise agreements, other tangible and intangible assets, the stock of domestic Restricted Subsidiaries (as defined in the Credit Agreement), and 65% of the stock of certain foreign subsidiaries of Wendy’s International, in each case subject to certain limitations and exceptions. The obligations under the Credit Agreement are also guaranteed by substantially all of the domestic subsidiaries of Wendy’s International. The terms of the security interest in personal property are set forth in the related Security Agreement, dated as of May 15, 2012, among Wendy’s International, the guarantors from time to time party thereto, as pledgors, and Bank of America, N.A., as administrative agent (the “Security Agreement”).

An unused commitment fee of 50 basis points per annum will be payable quarterly on the average unused amount of the revolving credit facility until the maturity date. The Term Loan and amounts borrowed under the revolving credit facility bear interest, at the Borrower’s option, at either (i) the Eurodollar Rate (as defined in the Credit Agreement) (but not less than 1.25%) plus 3.50% or (ii) the Base Rate (as defined in the Credit Agreement) plus 2.50%.  The Base Rate is the highest of (x) the

Federal Funds Rate (as defined in the Credit Agreement) plus 0.50%, (y) the interest rate announced by the administrative agent for the Credit Agreement as its “prime rate” and (z) the one-month Eurodollar Rate plus 1.00% (but in each case not less than 2.25%).  A “ticking” fee on the Delayed Draw Term Loan will be payable in arrears on the Delayed Draw Termination Date, in an amount equal to (i) 50 basis points per annum from May 15, 2012 to July 15, 2012 and (ii) 175 basis points per annum from July 16, 2012 to the Delayed Draw Termination Date.

The Credit Agreement contains customary provisions protecting the lenders against increased costs or loss of yield resulting from changes in reserve, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other certain taxes and indemnifying the lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a Eurodollar loan on a day other than the last day of an interest period with respect thereto.

Mandatory prepayments of the credit facilities will be required upon the occurrence of certain events, including sales of certain assets, casualty events and the incurrence of certain additional indebtedness, subject to certain exceptions and reinvestment rights. Loans must also be prepaid from Excess Cash Flow (as defined in the Credit Agreement) in percentages determined by the senior secured leverage ratio.

The representations, covenants and events of default in the Credit Agreement are customary for financing transactions of this nature. Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the Credit Agreement and the ancillary loan documents as a secured party.

The affirmative and negative covenants in the Credit Agreement include, among others, preservation of corporate existence; payment of taxes; and maintenance of insurance; and limitations on: indebtedness (including guarantee obligations of other indebtedness); liens; mergers, consolidations, liquidations and dissolutions; sales of assets; dividends and other payments in respect of capital stock; investments; payments of certain indebtedness; transactions with affiliates; changes in fiscal year; negative pledge clauses and clauses restricting subsidiary distributions; and material changes in lines of business.

The financial covenants contained in the Credit Agreement are (i) a consolidated interest coverage ratio and (ii) a consolidated senior secured leverage ratio.  For purposes of these covenants, “consolidated” means the combined results of the Borrower and its subsidiaries (other than Unrestricted Subsidiaries).

Certain of the lenders under the Credit Agreement and their affiliates have from time to time provided investment banking, commercial banking and other financial services to the Company or its affiliates, including as lenders under the Existing Credit Agreement and as dealer manager in the tender offer described below, for which they received customary fees and commissions. The lenders under the Credit Agreement may also provide these services to the Company or its affiliates from time to time in the future.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the Security Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02              Termination of a Material Definitive Agreement.

In connection with the execution of the Credit Agreement described in Item 1.01 above, the Credit Agreement, dated as of May 24, 2010, among Wendy’s Restaurants (formerly known as Wendy’s/Arby’s Restaurants, LLC), as borrower, Bank of America, N.A., as administrative agent, Citicorp North America, Inc., as syndication agent, Wells Fargo Bank, National Association, as documentation agent, and the lenders and issuers party thereto (as amended, the “Existing Credit Agreement”), was terminated effective May 15, 2012, and all amounts outstanding under that agreement ($467,660,755.13 of principal and accrued interest) were paid in full.

The information set forth in the penultimate paragraph of Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an  Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above, other than the penultimate paragraph thereof, is incorporated by reference into this Item 2.03.

Item 8.01              Other Events.

On May 15, 2012, the Company announced the expiration and final results of the previously announced tender offer by Wendy’s Restaurants to purchase for cash any and all of its outstanding Notes.  The tender offer expired at the end of the day, 12:00 midnight, New York City time, on May 14, 2012.  Pursuant to the tender offer, Wendy’s Restaurants purchased $124,225,000 aggregate principal amount, or approximately 22%, of the outstanding $565,000,000 aggregate principal amount of Notes.  Subject to market conditions and other factors, Wendy’s Restaurants currently intends to redeem the Notes that remain outstanding on July 16, 2012.

On May 15, 2012, the Company issued a press release announcing the execution of the Credit Agreement and the completion of the tender offer.  A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)                          Exhibits

10.1
Credit Agreement, dated as of May 15, 2012, among Wendy’s International, Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Wells Fargo Bank, National Association, as syndication agent, and Fifth Third Bank, The Huntington National Bank , and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as co-documentation agents, and the lenders and issuers party thereto.

10.2	Security Agreement, dated as of May 15, 2012, among Wendy’s International, Inc., the guarantors from time to time party thereto, as pledgors, and Bank of America, N.A., as administrative agent.

99.1	Press release issued by The Wendy’s Company on May 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: May 15, 2012	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and Securities Counsel, and Assistant Secretary

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY’S RESTAURANTS, LLC

Date: May 15, 2012	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and Securities Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1
Credit Agreement, dated as of May 15, 2012, among Wendy’s International, Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Wells Fargo Bank, National Association, as syndication agent, and Fifth Third Bank, The Huntington National Bank , and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as co-documentation agents, and the lenders and issuers party thereto.

10.2	Security Agreement, dated as of May 15, 2012, among Wendy’s International, Inc., the guarantors from time to time party thereto, as pledgors, and Bank of America, N.A., as administrative agent.

99.1	Press release issued by The Wendy’s Company on May 15, 2012.